Exhibit 99.1

PhotoMedex Transfers U.S. Listing to NASDAQ Capital Market

HORSHAM, Pa.--(BUSINESS WIRE)--March 9, 2016--PhotoMedex, Inc. (NasdaqGS and TASE:PHMD) announces that its application to be listed on the NASDAQ Capital Market has been approved by NASDAQ. Effective as of March 10, 2016, the Company's stock will be listed on the NASDAQ Capital Market, rather than on the NASDAQ Global Select Market. This move to the Capital Market will not affect the trading of the Company's common stock. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as the NASDAQ Global Select Market, but with less stringent listing requirements. The Company's common shares will continue to trade on NASDAQ under the symbol "PHMD."

As previously disclosed, PhotoMedex was notified by NASDAQ on September 29, 2015 that it no longer satisfied the $1.00 per share minimum bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5450(a)(1). The Company was given an initial period of 180 calendar days, or until March 28, 2016, to regain compliance with the listing rules. If at any time during that period the closing bid price of the Company's common stock is at least $1.00 per share for a minimum of 10 consecutive business days, compliance will be regained. However, if the company fails to regain compliance during this 180-day period, its common stock will be subject to delisting by NASDAQ.

The Company intends to seek an extension of time in which to comply with that requirement, should the Company’s share price not meet the bid price requirement by the end of the compliance period. The transfer of its stock from the NASDAQ Global Select Market to the NASDAQ Capital Market is part of the process to request such an extension.

PhotoMedex intends to consider a range of available options to regain compliance with this continued listing standard within the grace period, and has provided written notice to NASDAQ of its intention to cure the minimum bid price deficiency during this second grace period by carrying out a reverse stock split, if necessary. At its 2015 annual meeting, , PhotoMedex shareholders granted authority to the board of directors to implement, as needed, a reverse split in a ratio up to one common share for each five shares outstanding. The board has decided to delay acting upon that authority while the recently announced transaction with DS Healthcare, Inc. is still pending.

About PhotoMedex

PhotoMedex is a global skin health company providing aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including acne and photo damage. Its long-held experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and direct to consumer outlets for home-use products. PhotoMedex sells home-use devices under the no!no! brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations of PhotoMedex and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, expectations about future business plans, prospective performance and opportunities; required regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the risk factors disclosed in PhotoMedex’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, which PhotoMedex filed on March 16, 2015. Forward-looking statements reflect PhotoMedex’s management’s analysis as of the date of this release, even if subsequently made available PhotoMedex on its website or otherwise. PhotoMedex does not undertake to revise these statements, whether written or oral, that may be made from time to time to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com